AMENDMENT NO. 9 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 11th day of March, 2009, by the Trustees hereunder.

WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century Investment Trust (the “Trust”) to
liquidate and terminate all classes of the High-Yield Bond Fund and all classes of the Select Bond Fund (collectively, the “Funds”);
and

WHEREAS, on December 18, 2008 at a meeting of the Board of Trustees, the Trust adopted a plan of liquidation as the method of liquidating and terminating the Funds.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

\s\Jonathan S. Thomas     \s\Peter F. Pervere
Jonathan S. Thomas     Peter F. Pervere

\s\John Freidenrich     \s\Myron S. Scholes
John Freidenrich     Myron S. Scholes

\s\Ronald J. Gilson     \s\John B. Shoven
Ronald J. Gilson     John B. Shoven

\s\Frederick L.A. Grauer    \s\Jeanne D. Wohlers
Frederick L.A. Grauer     Jeanne D. Wohlers

SCHEDULE A

American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust
(and the Classes thereof) with the relative rights and
preferences as described in Section 6:

Series     Class  Date of Establishment
Prime Money Market Fund   Investor  06/13/1993
     A Class   06/01/1998
     B Class   05/08/2002
     C Class   05/01/2001

Diversified Bond Fund   Investor  08/01/2001
     Institutional  08/01/2001
     A Class   08/01/2001
     B Class   05/08/2002
     C Class   05/08/2002
     R Class   06/30/2005

Premium Money Market Fund  Investor  08/01/2001

High-Yield Fund    Investor  05/08/2002
     Institutional  06/14/2004
     A Class   05/08/2002
     B Class   05/08/2002
     C Class   05/08/2002
     R Class   06/30/2005

Inflation Protection Bond Fund  Investor  05/01/2005
     Institutional  05/01/2005
     A Class   05/01/2005
     B Class   05/01/2005
     C Class   05/01/2005
     R Class   05/01/2005

NT Diversified Bond Fund  Institutional  05/01/2006

Core Plus Fund    Investor  11/29/2006
     Institutional  11/29/2006
     A Class   11/29/2006
     B Class   11/29/2006
     C Class   11/29/2006
     R Class   11/29/2006

Short Duration Fund   Investor  11/29/2006
     Institutional  11/29/2006
     A Class   11/29/2006
     B Class   11/29/2006
     C Class   11/29/2006
     R Class   11/29/2006

This Schedule A shall supersede any previously adopted Schedule
A to the Declaration of Trust.